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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Benefit Plans Committee of the Genzyme Corporation 401(k) Plan:

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-21241 and 33-55126) of Genzyme Corporation of our report dated June 21, 2002 relating to the financial statements and supplemental schedule of the Genzyme Corporation 401(k) Plan, which appears in this Annual Report on Form 10-K/A.

Boston, Massachusetts
June 27, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS